KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Announces Estimated Third Quarter Catastrophe Losses And Schedules Third Quarter Investor Conference Call

Kingston, NY —October 13, 2021 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced that Kingstone Insurance Company ("KICO"), its wholly-owned subsidiary, estimates a range of net pre-tax catastrophe losses for the third quarter 2021 of $9.6 million to $12.6 million. Catastrophe losses for the quarter comprised 5 events (3 named storms) none of which we anticipate will result in a catastrophe reinsurance recovery. Catastrophe losses after-tax are estimated at $7.6 million to $10.0 million.

The Company also announced today that it will hold its 2021 Third Quarter financial results conference call for analysts and investors on Friday, November 12, 2021 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, November 11, 2021.

The details of the conference call and webcast are as follows:

Date: Friday, November 12, 2021
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:
The call will be simultaneously webcast over the internet and can be accessed via the following: link fifteen minutes prior to call: Kingstone Q3 2021 Financial Results Conference Call

The webcast will be archived and accessible for approximately 30 days.

Financial information, including material announcements about Kingstone Companies, is routinely posted on www.kingstonecompanies.com.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 under “Factors That May Affect Future Results and Financial Condition” and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed with the Securities and Exchange Commission. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kingstone Companies, Inc.
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319